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                                                                 EXHIBIT 5.1

                            [W. R. GRACE LETTERHEAD]

                                                        July 29, 1996

Grace Holding, Inc.
One Town Center Road
Boca Raton, Florida 33486-1010

Gentlemen:

        You have asked me, as General Counsel of Grace Holding, Inc. ("Company"), a subsidiary of W. R. Grace & Co., to render my opinion regarding certain matters in connection with a Registration Statement on Form S-1 ("Registration Statement"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, covering shares ("Shares") of the Common Stock, par value $.01 per share, of the Company, and the associated Preferred Stock Purchase Rights ("Rights").

        I have examined, or caused to be examined, the Certificate of Incorporation and By-laws of the Company, as amended to date, the forms of the Amended and Restated Certificate of Incorporation of the Company, the Amended
and Restated    By-laws of the Company and the Rights Agreement ("Rights
Agreement") between the Company and The Chase Manhattan Bank (each as filed as exhibits to the Registration Statement), the records of the Company's corporate proceedings, the Registration Statement and such other documents as I have deemed necessary in connection with the opinion hereinafter expressed.

        Based on the foregoing, I am of the opinion that, upon the filing with the Secretary of State of the State of Delaware of the Amended and Restated Certificate of Incorporation in the form filed as an exhibit to the Registration Statement, the issuance and delivery of the Shares in the manner prescribed in the Registration Statement, and the taking of other appropriate corporate action, the Shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock, and, assuming the due authorization, execution and delivery of the Rights Agreement by The Chase Manhattan Bank, the Rights will be duly and validly authorized by all necessary corporate action.

        I express no opinion as to any laws other than those of the states of Delaware and New York and the federal laws of the United States.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me appearing under the caption "Validity of Securities" in the Prospectus included therein.

                                        Very truly yours,

                                        /s/ Robert H. Beber